UNITED STATES


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                  F O R M 8 - K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


                ------------------------------------------------


         Date of Report (Date of earliest event reported): June 2, 1997


                          STRATEGIC DISTRIBUTION, INC.
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                         (State or other jurisdiction of
                         incorporation or organization)

                                     0-5228
                            (Commission file number)

                                   22-1849240
                     (I.R.S. employer identification number)

                              1635-D BUSTLETON PIKE
                           FEASTERVILLE, PENNSYLVANIA
                    (Address of principal executive offices)

                                      19047
                                   (Zip Code)

                                 (215) 396-3088
              (Registrant's telephone number, including area code)





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Item 2.   Acquisition or Disposition of Assets.

On June 2, 1997, Strategic Distribution, Inc. (the "Company"), Strategic Supply, Inc., a wholly-owned subsidiary of the Company, ("SSI") and Coulson Technologies, Inc., a wholly-owned subsidiary of SSI, ("Coulson") sold, conveyed, transferred and assigned to DXP Acquisition, Inc., a Nevada corporation ("DXP Acquisition") and wholly-owned subsidiary of DXP Enterprises, Inc., a Texas corporation ("DXP") substantially all of the assets and business of SSI and Coulson (excluding, however, the accounts receivable which were retained by SSI and Coulson). DXP Acquisition also assumed certain obligations and liabilities of SSI and Coulson in connection with the disposition. The disposition was made pursuant to the terms of that certain Asset Purchase Agreement among the Company, SSI, Coulson, DXP Acquisition and DXP dated May 27, 1997. Total consideration for the acquisition (subject to adjustment) consisted of $4,118,325 in cash, promissory notes from DXP Acquisition to SSI in the aggregate principal amount of $3,029,040 and an earn-out (contingent payment) which could result in additional compensation to SSI up to $3,500,000.

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



Item 7.  Financial Statements and Exhibits.

(a)      Exhibits.

         2.1 Asset Purchase Agreement among Strategic Supply, Inc., Coulson Technologies, Inc., and Strategic Distribution, Inc., DXP Acquisition, Inc. and DXP Enterprises, Inc. dated May 27, 1997



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



                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  June 12, 1997

                                            STRATEGIC DISTRIBUTION, INC.



                                            By:   /s/ Andrew M. Bursky
                                                  -------------------------
                                                  Andrew M. Bursky
                                                  Chairman of the Board



                                            By:   /s/ Charles J. Martin
                                                  -------------------------
                                                  Charles J. Martin
                                                  Vice President, Controller and
                                                  Chief Accounting Officer




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